                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                             HEALTH SYSTEMS DESIGN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                       HEALTH SYSTEMS DESIGN CORPORATION

                           1111 BROADWAY, SUITE 1800
                           OAKLAND, CALIFORNIA 94607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     WEDNESDAY, APRIL 19, 2000, 10:00 A.M.

TO THE STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders of Health Systems Design Corporation will be held it's corporate offices, 1111 Broadway, Suite 1800, Oakland, California, on Wednesday, April 19, 2000, at 10:00 A.M. for the following purposes:

    (1) To elect five directors.

    (2) To transact such other business as may properly come before the meeting.

    Only stockholders of record on the books of the Company as of 5:00 P.M., February 25, 2000, will be entitled to vote at the meeting and any adjournment thereof.

    Dated: March 13, 2000

                                        By Order of the Board of Directors

                                        Catherine C. Roth,
                                      SECRETARY

           STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN
                  THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                       HEALTH SYSTEMS DESIGN CORPORATION
                           1111 BROADWAY, SUITE 1800
                           OAKLAND, CALIFORNIA 94607

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    The enclosed proxy is solicited by the Board of Directors (the "Board") of Health Systems Design Corporation (the "Company") to be used at the Annual Meeting of Stockholders on April 19, 2000 and at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the foregoing notice. Only stockholders of record on the books of the Company as of 5:00 P.M., February 25, 2000, will be entitled to vote at the Annual Meeting. As of the close of business on February 25, 2000, there were outstanding 6,739,158 shares of Common Stock of the Company, entitled to one vote per share. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about March 13, 2000.

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the five directors proposed by the Board. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding shares of the Common Stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Therefore, a broker non-vote will have no effect on Item 1 of this Proxy Statement.

                         ITEM 1--ELECTION OF DIRECTORS

    The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors.

    In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management of the Company has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director.

    The following table sets forth certain information concerning the nominees, which is based on data furnished by them.

                                                                                                               SERVED AS
                                                          BUSINESS EXPERIENCE DURING PAST FIVE YEARS           DIRECTOR
NOMINEES FOR DIRECTOR                    AGE                        AND OTHER INFORMATION                        SINCE
---------------------                  --------   ----------------------------------------------------------   ---------
Arthur M. Southam, M.D...............     43      President and Chief Executive Officer of the Company since     1996
                                                  August 1999. Dr. Southam served as Chief Executive Officer of Health Net, a health maintenance organization, from
                                                  July 1996 to November 1998. From 1993 to July 1996,
                                                  Dr. Southam was President and Chief Executive Officer of
                                                  CareAmerica Health Plans, a health maintenance
                                                  organization, and from 1986 to 1993 was employed at
                                                  CareAmerica Health Plans in a number of capacities,
                                                  including Executive Vice President and Chief Operating
                                                  Officer.

Richard C. Auger.....................     56      Chairman of the Board of the Company since 1988. Mr. Auger     1988
                                                  is a co-founder of the Company and served as Executive
                                                  Director of Product Research of the Company from August
                                                  1997 to July 1998, Chief Executive Officer of the Company
                                                  from August 1988 to August 1997 and President of the
                                                  Company from August 1988 to January 1996.

Catherine C. Roth....................     49      Ms. Roth served as Executive Director of Business              1988
                                                  Development of the Company from August 1997 to July 1998,
                                                  President of the Company from January 1996 to August 1997
                                                  and Chief Operating Officer of the Company from April 1994 to August 1997. From 1988 to January 1996, Ms. Roth was
                                                  the Company's Executive Vice President.

                                                                                                               SERVED AS
                                                          BUSINESS EXPERIENCE DURING PAST FIVE YEARS           DIRECTOR
NOMINEES FOR DIRECTOR                    AGE                        AND OTHER INFORMATION                        SINCE
---------------------                  --------   ----------------------------------------------------------   ---------
Christopher J. Herron................     50      President of Electran Corporation, a software development      1997
                                                  company, since January 1998. Mr. Herron served as Chief
                                                  Executive Officer of Nexgen Asia Pacific, a provider of
                                                  Year 2000 correction software, from May 1997 to December
                                                  1997. From 1995 to 1997, Mr. Herron was President and
                                                  Chief Executive Officer of Convoy Corporation, a provider
                                                  of data migration software and services. From 1987 to
                                                  1994, Mr. Herron was with Synon Corporation, a provider of software development tools and services, where he held
                                                  several positions, including President and Chief Executive
                                                  Officer.

J. Matthew Mackowski.................     45      Partner of Mackowski & Shepler, a private investment           1992
                                                  partnership located in San Francisco, since 1992.

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

    In March 1996, after consummation of its initial public offering, the Company established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee.

    The members of the Audit Committee are Christopher J. Herron and J. Matthew Mackowski. Among the functions performed by this committee are to make recommendations to the Board with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. The Audit Committee held two meetings during fiscal 1999.

    The members of the Compensation Committee are Christopher J. Herron and J. Matthew Mackowski. Among the functions performed by this committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Compensation Committee held two meetings during fiscal 1999.

ATTENDANCE AT MEETINGS

    During fiscal 1998, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are paid directors fees consisting of $5,000 per year and $1,000 for each Board meeting attended. Directors who attend meetings of the Audit Committee or Compensation Committee receive an additional $500 for each meeting held on the same day as a Board meeting and $1,000 for each meeting not held on the same day as a Board meeting. Additionally, each Board member who is not an employee of the Company receives compensation for attending meetings in which they are participating on the direction of the Company. Further, under the Nonemployee Director

Stock Option Plan, each nonemployee director other than Mr. Mackowski will be granted at the Annual Meeting and at each subsequent annual meeting of stockholders at which such nonemployee director is elected to the Board, an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. Mr. Auger serves as Chairman of the Board and provided consulting services to the Company, receiving $67,050 during fiscal 1999 for such services. Ms. Roth provided consulting services to the Company and received $55,937 during fiscal 1999 for such services. Mr. Auger and Ms. Roth receive a fee of $125 per hour for consulting services to the Company and it is expected that they will continue to provide consulting services to the Company in fiscal 2000.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 1997, 1998 and 1999 (collectively, the "Named Executive Officers"), is set forth below.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                         LONG TERM COMPENSATION AWARDS
                                  --------------------------------------------------   ------------------------------------------
                                                                                       RESTRICTED   SECURITIES
                                                                      OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)   COMPENSATION($)    AWARDS($)     OPTIONS     COMPENSATION($)
--------------------------------  --------   ---------   --------   ----------------   ----------   ----------   ----------------
ARTHUR M. SOUTHAM, M.D. ........    1999           --         --        $ 60,000(1)                   35,000
President and Chief Executive
Officer since August 1999

RUSSELL J. HARRISON ............    1999     $588,000(2)      --              --             --           --              --
President and Chief Executive       1998     $250,000    $71,875              --             --           --              --
Officer from August 1997 until      1997     $ 40,702         --              --             --      350,000              --
August 1999

STEVEN L. MOORE ................    1999     $135,000         --              --             --           --              --
Executive Vice President--Chief     1998     $ 73,176    $50,000        $ 38,120(3)          --       60,000              --
Financial Officer since April
1998

ROBERT D. ARCHIBALD ............    1999     $200,000         --              --             --           --              --
Executive Vice President--          1998      $106,371   $50,000        $249,100(4)          --       75,000              --
Operations since April 1998

------------------------------

(1) Represents amount paid to 2C Solutions, LLC, in which Dr. Southam is a partner, in fiscal 1999 for Dr. Southam's services. See "Employment Contracts" below.

(2) Includes accrued compensation under the termination agreement.

(3) Represents amount paid to Mr. Moore in fiscal 1998 for consulting services prior to his joining the Company in April 1998.

(4) Represents amount paid to Alta Associates, in which Dr. Archibald was a stockholder, in fiscal 1998 for consulting services.

    The following table sets forth certain information regarding stock options granted during fiscal 1999 to the Named Executive Officers. None of the Named Executive Officers received awards of stock appreciation rights during fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF STOCK
                                                                                    PRICE APPRECIATION FOR OPTION
                                                 INDIVIDUAL GRANTS                             TERM(3)
                                    --------------------------------------------   --------------------------------
                                      NUMBER OF       PERCENT OF
                                     SECURITIES     TOTAL OPTIONS
                                     UNDERLYING       GRANTED TO     EXERCISE OR
                                       OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                                GRANTED(#)(1)    FISCAL YEAR      ($/SH)(2)       DATE       5%($)      10%($)
----                                -------------   --------------   -----------   ----------   --------   --------
Arthur M. Southam, M.D............      35,000             6%          $4.5625      8/3/2009    $100,427   $254,501

------------------------

(1) All options granted in fiscal 1999 are subject to a five-year vesting schedule commencing August 1999. Under the terms of the Company's 1996 Omnibus Equity Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2) All options were granted at fair market value at date of grant.

(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

    The following table sets forth certain information with respect to stock option exercises during fiscal 1999 and stock options held by each of the Company's Named Executive Officers as of September 30, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED IN-
                                                                     NUMBER OF UNEXERCISED       THE-MONEY OPTIONS AT
                             SHARES ACQUIRED                         OPTIONS AT FY-END(#)            FY-END($)(1)
NAME                         ON EXERCISE(#)    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         ---------------   -----------------   -------------------------   -------------------------
Arthur M. Southam, M.D.....           --                  --          15,000/40,000                  0/0
Russell J. Harrison........           --                  --         151,663/198,337                 0/0
Steven L. Moore............           --                  --          16,000/44,000                  0/0
Robert D. Archibald........           --                  --          20,000/55,000                  0/0

------------------------

(1) Based on a price per share of $3.50, which was the price of a share of common stock on the Nasdaq National Market as of the close of business on September 30, 1999.

EMPLOYMENT CONTRACTS

    In 1998, the Company entered into an employment contract with Russell J. Harrison, pursuant to which Mr. Harrison served as Chief Executive Officer of the Company. Pursuant to the agreement, Mr. Harrison received a base salary of $250,000 per year and was eligible to receive an annual cash bonus of up to $150,000, based upon achieving certain performance goals. In addition, pursuant to the agreement, Mr. Harrison was granted options to purchase 350,000 shares of the Company's common stock. Mr. Harrison was given 60 days notice of termination without cause on August 3, 1999. Mr. Harrison's contract requires that he be paid the equivalent of his base salary and other benefits for 18 months and any pro-rated bonus.

    In 1999, the Company entered into a consulting contract with 2C Solutions, LLC for Arthur Southam's services as President and Interim Chief Executive Officer. Dr. Southam is a partner in 2C Solutions, LLC. Pursuant to the agreement, 2C Solutions, LLC received $30,000 per month for Dr. Southam's services, as well as an option to purchase up to 35,000 shares of the Company's common stock. In the event of a change in control of the Company, the options become immediately vested.

    In January 2000, the above agreement with 2C Solutions was amended to reflect the change from an interim to a more ongoing role of Arthur Southam as Chief Executive Officer. Pursuant to the amendment, 2C Solutions, LLC is to receive $35,000 per month for Dr. Southam's services, as well as bonuses to be paid based on a change in control of the company and general performance. The amendment extends the original agreement to September 30, 2000, and may continue quarterly thereafter. The agreement may be terminated without cause with 90 days notice.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consists of Mr. Mackowski and Mr. Herron. No member of the Compensation Committee has at any time been an officer or employee of the Company or its subsidiary. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee. No such relationship existed in fiscal 1999.

    Mackowski & Shepler, a private investment partnership of which Mr. Mackowski is a partner and 50% owner, provided financial and strategic advisory services to the Company under an arrangement which commenced in November 1994 and continued to receive $7,500 per month until May 1999. Under this arrangement, Mackowski & Shepler received payments totaling $60,000 in fiscal 1999. After the agreement expired, Mackowski & Shepler provided services totaling $18,506 in fiscal 1999.

TRANSACTIONS WITH THE COMPANY

    See "Compensation Committee Interlocks and Insider Participation" and "Further Information Concerning the Board of Directors--Compensation of Directors" for certain transactions between the Company and its officers and directors.

                      REPORT OF THE COMPENSATION COMMITTEE

To the Board of Directors:

    The Compensation Committee (the "Committee") is comprised of two outside directors of the Board of Directors, and is responsible for setting and monitoring policies governing the compensation of executive officers. The Committee reviews the performance and compensation level for the Chief Executive Officer and provides overall guidelines for awards under the Company's 1996 Omnibus Equity Incentive Plan.

    The objective of Health Systems Design Corporation's executive compensation program is to ensure that the Company is able to secure the necessary high-caliber talent needed to contribute toward planned business goals, and enhance stockholder value by linking the financial interests of the Company's executives with those of the stockholders. The Company's compensation philosophy is to offer a competitive total compensation opportunity that includes a peer group competitive base pay element, a bonus element that varies directly with the Company's business results against targeted goals, and an incentive stock option element that provides financial rewards proportionate to growth in long-term share values.

    In seeking to link executive pay to the interests of the stockholders, the Committee believes that the most appropriate measure of corporate performance is an increase in long-term share value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on shareholders' equity. Other qualitative factors may be considered by the Committee as elements leading to the increase in long term value of the Company to its stockholders. These factors include successful completion of new products, customer retention and satisfaction, establishment of corporate strategic relationships, as well as the general performance of individual job responsibilities.

    The Committee is of the opinion that the compensation levels for its executive officers are in line with similar positions of responsibility and scope in comparable organizations, and that an appropriate amount of total remuneration potential exists based on the planned performance of the Company, therefore providing sufficient incentive for executives to focus upon future business results and share values.

CEO COMPENSATION

    The Committee's objective in setting CEO compensation is to provide a base salary and stock option package that is capable of attracting and retaining high-performance individuals, and augment the package with variable incentives tied to improvement in revenue, earnings and share price. Under the compensation agreement with the Company's former CEO, Russell J. Harrison, the compensation package included annual salary of $250,000, a bonus of up to $150,000 based on achievement of specific revenue, earnings and stock price targets, and stock options to purchase 350,000 shares of the Company's common stock with vesting over five years, exercisable at the fair market value of the common stock on the first day of his employment by the Company. Mr. Harrison was given 60 days notice of termination without cause on August 3, 1999. Mr. Harrison's contract requires that he be paid the equivalent of his base salary and other benefits for 18 months and any pro-rated bonus.

    In 1999, the Company entered into a consulting contract with 2C Solutions, LLC for Arthur Southam's services as President and Interim Chief Executive Officer. Dr. Southam is a partner in 2C Solutions, LLC. Pursuant to the agreement, 2C Solutions, LLC received $30,000 per month for Dr. Southam's services, as well as an option to purchase up to 35,000 shares of the Company's common stock. In the event of a change in control of the Company, the options become immediately vested.

    In January 2000, the above agreement with 2C Solutions was amended to reflect the change from an interim to the ongoing role of Arthur Southam as Chief Executive Officer. Pursuant to the amendment, 2C Solutions, LLC is to receive $35,000 per month for Dr. Southam's services, as well as bonuses to be paid based on a change in control of the company and general performance. The amendment extends the original agreement to September 30, 2000, and may continue quarterly thereafter. The agreement may be terminated without cause with 90 days notice.

    The Committee believes that Mr. Southam's compensation package provides adequate financial incentive to achieve the share price and Company performance objectives set by the Board for the current fiscal year.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Internal Revenue Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. Given that the annual compensation currently paid to each of the Company's executive officers is substantially below $1 million, the Company has not adopted an overall policy regarding Section 162(m).

                                          Compensation Committee
                                          Christopher J. Herron
                                          J. Matthew Mackowski

March 4, 2000

                               PERFORMANCE GRAPH

    The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on March 5, 1996 to September 30, 1999 with the cumulative total return of the Nasdaq Composite (U.S.) Index and the Nasdaq Computer and Data Processing Index, a peer group index consisting of all of the more than 300 computer and data processing companies listed on the Nasdaq National and Small Capitalization Markets.

    The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG HEALTH SYSTEMS DESIGN CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          HEALTH SYSTEMS    NASDAQ STOCK   NASDAQ COMPUTER &
        DESIGN CORPORATION  MARKET (U.S.)    DATA PROCESSING
3/5/96                 100            100                100
Sep-96                  88            113                115
Sep-97                  74            155                156
Sep-98                  37            157                202
Sep-99                  27            256                339

* $100 INVESTED ON 3/5/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table indicates, as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group, the number of shares and percentage of the Company's stock beneficially owned as of December 31, 1999.

               SHARES BENEFICIALLY OWNED AS OF DECEMBER 31, 1999

                                                                NUMBER OF
EXECUTIVE OFFICER OR DIRECTOR                                 COMMON SHARES   PERCENT
-----------------------------                                 -------------   --------
Richard C. Auger (1)........................................    1,566,800        23%
Catherine C. Roth (1).......................................    1,187,600(2)     18%
J. Matthew Mackowski (1)....................................    1,445,739(3)     21%
The D3 Family Fund, L.P.....................................      338,000         5%
  19605 N.E. 8(th) Street
  Camas, Washington 98607
Dimensional Fund Advisors (4)...............................      424,500(4)      6%
  1299 Ocean Avenue, 11(th) Floor,
  Santa Monica, CA 90401
Russell J. Harrison.........................................      157,495(5)      2%
Christopher J. Herron.......................................            0        --
Arthur M. Southam, M.D......................................       21,000(6)      *
Steven L. Moore.............................................       20,666(7)      *
Robert D. Archibald.........................................       26,250(8)      *
All directors and officers as a group (eight persons).......    4,425,550(9)     65%

------------------------

(*) Less than 1%.

(1) The address of Mr. Auger, Ms. Roth and Mr. Mackowski is 1111 Broadway, Suite 1800, Oakland, California 94607. Each of these persons may be deemed to be a "control person" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission by reason of his stock ownership and positions with the Company.

(2) Includes 248,000 shares of Common Stock held by Ms. Roth's children.

(3) Includes 24,000 shares issuable upon exercise of an outstanding stock option exercisable within 60 days as of December 31, 1999. Also includes 686 share held in the name of Mr. Mackowski's spouse.

(4) Based on a Schedule 13G filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1999.

(5) Includes 157,495 shares issuable upon exercise of an outstanding stock option exercisable as of December 31, 1999. These options expired unexercised on January 4, 2000.

(6) Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of December 31, 1999.

(7) Includes 20,666 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of December 31, 1999.

(8) Includes 26,250 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of December 31, 1999.

(9) Includes 243,411 shares issuable upon exercise of outstanding stock options exercisable within 60 days as of December 31, 1999. See Note (5) above.

                           SECTION 16(A) INFORMATION

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 1998 to September 30, 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that Arthur M. Southam, M.D. failed to file a Form 4 reflecting such person's change in beneficial ownership. A subsequent Form 5 for the fiscal year was filed timely.

                                    AUDITORS

    Arthur Andersen LLP, independent certified public accountants, serves as the Company's principal accountants. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

    If any stockholder intends to present a proposal for action at the 2001 Annual Meeting of Stockholders of the Company and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before November 13, 2000. Proposals should be addressed to the Company at 1111 Broadway, Suite 1800, Oakland, California 94607, Attention: Corporate Secretary.

    The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2001 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder should give appropriate notice no later than January 27, 2001. If a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the 2001 Annual Meeting of Stockholders of the Company.

                              COST OF SOLICITATION

    All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

    Dated: March 13, 2000.

                                        By Order of the Board of Directors
                                      Catherine C. Roth,

SECRETARY

                                 DETACH HERE



                                    PROXY

                      HEALTH SYSTEMS DESIGN CORPORATION

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS APRIL 19, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints Richard C. Auger, Catherine C. Roth and J. Matthew Mackowski, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of HEALTH SYSTEMS DESIGN CORPORATION to be held at the corporate offices at 1111 Broadway, Suite 1800, Oakland, California, on April 19, 2000, at 10:00 A.M., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side and upon such other business as may properly come before the meeting and any adjournment or postponement thereof.



SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

HEALTH SYSTEMS DESIGN CORPORATION

       c/o EquiServe
       P.O. Box 9398
       Boston, MA 02205-9398






                                 DETACH HERE

/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

       THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF CONTRARY DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED BELOW.

       1.  The election of five Directors.

       NOMINEES:  (01) Richard C. Auger,  (02) Catherine C. Roth,
                  (03) Christopher J. Herron, (04) J. Matthew Mackowski and (05) Arthur M. Southam

                   FOR ALL     WITHHOLD ALL

                    /   /         /   /


       /   / __________________________
             For all nominees except
             nominees noted above

                                         MARK HERE FOR ADDRESS CHANGE    /   /
                                         AND NOTE AT LEFT

                                         STOCKHOLDERS ARE URGED TO MARK, DATE,
                                         SIGN AND RETURN THIS PROXY PROMPTLY
                                         IN THE ENVELOPE PROVIDED, WHICH
                                         REQUIRES NO POSTAGE IF MAILED IN THE
                                         UNITED STATES.

                                         The signature should correspond
                                         exactly with the name appearing on
                                         the certificate evidencing your
                                         Common Stock. If more than one name
                                         appears, all should sign. Joint
                                         owners should each sign personally.


Signature:_______________ Date:________ Signature:_______________ Date:________